                                                                 EXHIBIT 10(h)


                         LIBERTY NATIONAL BANCORP, INC.

                             1986 STOCK OPTION PLAN

         (As Amended and Restated as of January 10, 1990)


I.       PURPOSE

         The purposes of this Liberty National Bancorp, Inc. 1986 Stock Option Plan (the "Plan") are to promote the long term success of Liberty National Bancorp, Inc. (the "Corporation") and to attract, retain, and motivate key employees while creating a long term mutuality of interest between such key employees and the Corporation's shareholders.

II.      ADMINISTRATION

         The Plan shall be administered by the Examining Committee (the "Committee") of the Board of Directors of the Corporation (the "Board"). All powers and functions of the Committee may at any time and from time to time be exercised by the Board; provided, however, that decisions under the Plan relating to employees who are members of the Board, shall be made solely by the Committee. Members of the Committee shall be chosen from members of the Board who are "disinterested persons," as defined by Rule 16b-3 under the Securities Exchange Act, as amended (the "Exchange Act"). The Committee shall have full authority to establish regulations for the administration of the Plan and to make any other determination it deems necessary to administer the Plan.

 III.    ELIGIBILITY FOR AWARD

         The Committee shall designate key employees of the Corporation or any direct or indirect subsidiary of the Corporation to receive options under the Plan.

IV.      ALLOTMENT OF SHARES

         Shares of common stock of the Corporation to be issued under the Plan shall be made available at the discretion of the Board, either from authorized but unissued shares or from issued shares reacquired by the Corporation. The aggregate number of shares of the Corporation's common stock that may be issued under the Plan shall be increased automatically upon increases in the number of shares outstanding to equal 6.00% of the shares of common stock outstanding from time to time, provided that the number of shares covered by "Incentive Stock Options," as contemplated by and defined in Section 422A of the Internal Revenue Code of 1986 (the "Code"), granted under the Plan shall not exceed 670,000 shares, subject to adjustment pursuant to Section VIII of the Plan. Where options are for any reason cancelled, or expire or terminate unexercised, the shares covered by such options shall again be available for grant of options within the limits provided by the preceding sentence. Options may be allotted to such eligible employees, and in such amounts as the Committee, in its sole discretion, may from time to time determine; provided, however, in the case of Incentive Stock Options (i) such individual, at the time the option is granted, does not own common stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation; (ii) for options granted after December 31, 1986, the aggregate Fair Market Value (as defined in Section VII hereof), determined at the time the option is granted, of the stock with respect to which Incentive Stock Options are exercisable for the first time by any eligible employee during any calendar year (under this Plan and any other stock option plan of the Corporation and its subsidiaries) shall not exceed $100,000; and (iii) for options granted before January 1, 1987, the aggregate Fair Market Value of the common stock for which any eligible employee may be granted Incentive Stock Options in any calendar year shall not exceed $100,000 plus any Unused Limit Carryover to such year. "Unused Limit Carryover" as to any calendar year shall have the meaning assigned to such term by Section 422A(c)(4) of the Internal Revenue Code of 1954, as amended (the "1954 Code").

V.       GRANTING OF OPTIONS AND STOCK APPRECIATION RIGHTS

         All options granted under the Plan shall be in such form as the Committee may from time to time approve. It is intended that some of the options granted under this Plan will be Incentive Stock Options and that other options granted under the Plan will be "Nonqualified Stock Options" governed by
Section 83 of the Code. All options granted under the Plan shall be subject to the following terms and conditions:

                 (a) Option Price. The option price per share with respect to each option shall be determined by the Committee. The option price shall not be less than 100% of the Fair Market Value of the Corporation's common stock at the date the option is granted.

                 (b) Period of Option. The period of each option shall be fixed by the Committee. The option period shall in no case be in excess of ten years.

                 (c) Payment. The option price shall be payable (i) in cash; (ii) by tender to the Corporation of shares of the Corporation's common stock (including "Restricted Stock", as defined in Rule 144 under the Securities Act of 1933, which shall be valued as if it were not subject to restrictions on transfer or possibilities of forfeiture) owned by the Optionee; or (iii) by any combination thereof. If permitted by the Committee, at its sole discretion, an Optionee may satisfy the option price for an option by electing to have the Corporation retain that number of shares subject to such option having an aggregate Fair Market Value equal to the aggregate option price of the option, subject to any limitations imposed by Section 16 of the Exchange Act and any rule promulgated thereunder. If shares of Restricted Stock are tendered as consideration for the exercise of an option, a number of shares issued upon the exercise of such option, equal to the number of shares of Restricted Stock tendered as consideration thereof, shall be subject to the same restrictions as the Restricted Stock so tendered and any additional restrictions that may be imposed by the Committee. No shares shall be issued until full payment has been made. A holder of an option shall have none of the rights of a stockholder until the shares are issued.

                 (d) Exercise of Options. The shares covered by an option may be purchased in such installments and on such exercise dates as the Committee may determine. Any shares not purchased on the applicable exercise date may be purchased thereafter at any time prior to expiration of the option. In no event shall any option be exercisable after the expiration of ten years from the date upon which the option was granted. No Incentive Stock Option granted before January 1, 1987, may be exercised by an Optionee while there are outstanding (within the meaning of Section 422(c)(7) of the 1954 Code) any Incentive Stock Options previously granted to that Optionee by the Corporation; Incentive Stock Options granted after December 31, 1986, may be exercised in any sequence. Each option shall become exercisable according to terms set by the Committee, except as specified in Section VI (Acceleration of Exercisability on Change of Control). The Committee may direct that an option become exercisable in installments, which need not be annual installments, over a period which may be less than the terms of the option. At such time as an installment shall become exercisable, it may be exercised at any time thereafter in whole or in part until the expiration or termination of the option. The Committee may, in its sole discretion, prescribe shorter or longer time periods and additional requirements with respect to exercise of an option.

                 (e) Nontransferability of Options. An option granted under the Plan may not be transferred except by will or the laws of descent and distribution and, during the lifetime of the employee to whom granted, may be exercised only by such employee.

                 (f) Termination of Employment. Upon the termination of an option holder's employment (for any reason other than retirement, disability, death or termination for deliberate, willful or gross misconduct), option privileges shall be limited to the shares which were immediately purchasable at the date of such termination and such option privileges shall expire unless exercised within three months after the date of such termination. If an option holder's employment is terminated for deliberate, willful or gross misconduct, as determined by the Corporation, all rights under the option shall expire upon receipt of the notice of such termination.

                 (g) Retirement, Pre-retirement Disability or Pre-retirement Death of an Option Holder. In the event of an option holder's retirement, pre-retirement disability (within the meaning of Section 105(d)(4) of the Code) or pre-retirement death, option privileges shall apply to all options granted prior to such event without regard to whether such options were otherwise exercisable. Option privileges shall expire unless exercised (by legal representatives or beneficiaries in the event of death) (i) for Nonqualified Stock Options, within 24 months after an option holder's death, termination of employment due to disability or retirement, and (ii) for Incentive Stock Options, within one year after an option holder's death or termination of employment due to disability or within three months after termination of employment due to retirement. Notwithstanding the preceding sentence, the Committee, at its sole discretion, may authorize the grant of Nonqualified and Incentive Stock Options to a select group of senior executive officers (or "Group I" officers as designated by the Committee) that are, and may amend Nonqualified Stock Options already granted to such officers to be, exercisable for up to a maximum of five years after death, termination of employment due to disability, or retirement.

                 (h) Tax Withholding. Any Optionee of a Nonqualified Stock Option shall make arrangements satisfactory to the Committee to pay to the Corporation, either (i) at the time of exercise, or (ii) if the Optionee does not make the Section 83 election although subject to a risk of forfeiture with respect to stock received at exercise of an option, no later than the date as of which the difference between the Fair Market Value of the common stock subject to an option and the option price first becomes includable in the gross income of the Optionee for income tax purposes, any federal, state or local taxes required to be withheld with respect to such shares. If permitted by the Committee, at its sole discretion, an Optionee may elect to satisfy the tax withholding obligation by having the Corporation retain that number of shares of common stock having an aggregate Fair Market Value equal to the amount required to be withheld, subject to the following conditions: (i) the Optionee must elect both to exercise the option and to have the Corporation retain shares to satisfy tax withholding during the period beginning on the third business day and ending on the twelfth business day following the date of public release of the Corporation's quarterly summary of sales and earnings; and (ii) the Optionee, if subject to the short swing profit rules of
Section 16 of the Exchange Act must properly make an election under Section 83(b) of the Code on the date of exercise of the option.

                 (i) Stock Appreciation Rights. The Committee, in its discretion, may grant to any eligible employee a stock appreciation right ("SAR") in tandem with an option, provided that the SAR shall be in lieu of any simultaneous or subsequent exercise of such option. An SAR shall entitle the Optionee to receive from the Corporation a cash payment equal to the difference between (i) the Fair Market Value of the common stock with respect to which the Option and SAR are granted and unexercised and (ii) the aggregate option price of such shares. Any election by an Optionee who is subject to the short-swing profit rules of Section 16 of the Exchange Act to exercise all or a portion of an SAR for cash shall be made during the period beginning on the third business day and ending on the twelfth business day following the date of public release of the Corporation's quarterly summary of sales and earnings. The grant of SARs under the Plan shall otherwise be subject to all of the terms and conditions applicable to the grant of options under the Plan.

VI.      ACCELERATION OF EXERCISABILITY ON CHANGE IN CONTROL

         Upon a Change in Control of the Corporation, all options theretofore granted and not previously exercisable shall become fully exercisable to the same extent and in the same manner as if they had become exercisable by passage of time in accordance with the provisions of the Plan relating to periods of exercisability and to termination of employment.

         For purposes of the Plan, a "Change in Control" of the Corporation shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, such a change in control shall be deemed to have occurred if: (A) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing 20% or more of the combined voting power of the Corporation's then outstanding stock; (B) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board cease for any reason to constitute a majority thereof, unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (C) the business of the Corporation for which the Optionee's services are principally performed is disposed of by the Corporation pursuant to a partial or complete liquidation of the Corporation, a sale of assets of the Corporation, or otherwise.

         A Change in Control shall also be deemed to occur if (A) the Corporation enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Cor-poration, (B) any person (including the Corporation) publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Corporation, or (C) the Board adopts a resolution to the effect that a potential Change in Control of the Corporation for purposes of this Plan has occurred.

VII.     FAIR MARKET VALUE

         "Fair Market Value" shall mean the value of a share of common stock on a particular date, determined as follows: (i) if the common stock is not listed on such date on any national securities exchange, the last sales price (or, if none on that date, on the most recent date on which there was a last sales price quotation), as reported by the National Association of Securities Dealers Automated Quotation System, the National Quotation Bureau, Incorporated, or other similar service selected by the Committee; (ii) if the common stock is neither listed on such date on a national securities exchange nor traded in the over-the-counter market, the fair market value of a share on such date as determined in good faith by the Committee; or (iii) if the common stock is listed on such date on one or more national securities exchanges, the last reported sale price of a share on such date as recorded on the composite tape system or, if such system does not cover the common stock, the last reported sale price of a share on such date on the principal national securities exchange on which the common stock is listed or, if no sale of common stock took place on such date, the last reported sale price of a share on the most recent day on which a sale of a share took place as recorded by such system or on such exchange, as the case may be.

VIII.    ADJUSTMENT IN THE EVENT OF RECAPITALIZATION OF THE CORPORATION

         In the event of a reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, rights offering, or any other change in the corporate structure of the Corporation, the Committee shall make such adjustments, if any, subject to the approval of the Board, as are appropriate in the number and kind of shares authorized by the Plan, in the number and kind of shares covered by the options granted and in the option price.

IX.      AMENDMENTS AND DISCONTINUANCE

         The Board may discontinue the Plan at any time and may from time to time amend or revise the terms of the Plan without shareholder approval to the extent permitted or required by federal income tax or other applicable statutes or regulations; provided, however, that the Board may not revoke or alter, in a manner unfavorable to the holders, any options then outstanding.

X.       EFFECTIVE DATE AND TERM OF THE PLAN

         The Plan became effective on February 6, 1986, and it has been amended and restated as of February 11, 1987, January 11, 1989 and January 10, 1990. No option shall be granted pursuant to this Plan later than February 5, 1996, but options theretofore granted may extend beyond that date in accordance with their terms and the provisions of this Plan.